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                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           PIEDMONT LABORATORIES, INC.


      Piedmont Laboratories, Inc., a corporation organized and existing under and by virtue of the Georgia Business Corporation Codes, DOES HEREBY
 CERTIFY:

      That the Restated Articles of Incorporation amend certain provisions of the Articles of Incorporation and restates all those provisions then in effect not being amended by these Restated Articles of Incorporation;

      That the Restated Articles of Incorporation were authorized by the unanimous written consent of the shareholders and the Board of Directors of the corporation as of the 1st day of July 1988;

      That the Restated Articles of Incorporation supersede the original Articles of Incorporation as theretofore amended; and

      That the adopted Restated Articles of Incorporation are as follows:

                                     I.

      The name of the corporation shall be:  Piedmont Laboratories, Inc.

                                    II.

      The corporation shall have perpetual duration.

                                    III.

      The corporation is organized for profit and is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                    IV.

      The corporation shall be organized for the following purposes:

           (1) To engage in the aerosol and liquid filling and contract filling businesses.

           (2) To engage in any lawful activity for which a corporation may be organized under the Georgia Business Corporation Code.

                                     V.

      The corporation shall have the authority to issue an aggregate number of one million (1,000,000) shares of common stock. The stock shall be without par value.

                                    VI.
      The address of the registered office of the corporation in the State of Georgia is 2030 Old Candler Road, Gainesville, Georgia 30501. The name of the registered agent at such address is Samuel D. Garretson.

                                    VII.

      The number of Directors of the corporation shall be fixed from time to time in the by-laws of the corporation, and may be increased or decreased as therein provided.

                                   VIII.

      The Board of Directors of the corporation may authorize the issuance of bonds, debentures and other evidences of indebtedness of the corporation and may fix all the terms thereof, including, without limitation, the convertibility thereof into shares of stock of the corporation of any class, or any series of the same class.

                                    IX.

      The Board of Directors of the corporation may from time to time, by resolution, establish one or more series of stock in the corporation, establish the number of shares in such series, set forth the designation of the series, and fix and determine the relative rights and preferences thereof.

                                     X.

      The corporation shall have the power, acting through its Board of Directors, to make distributions to its shareholders out of its capital surplus and to purchase its own shares out of its unreserved and unrestricted capital surplus available therefor.

                                    XI.

      No shareholder of the corporation shall have any pre-emptive right to acquire unissued shares of the corporation's capital stock.


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                                    XII.

      No Director shall be liable to the corporation of its shareholders for monetary damages for breach of duty of care or other fiduciary duty as a Director, except (i) any appropriation, by a Director in violation of his fiduciary duties, of any business opportunity of the corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-154 of the Georgia Business Corporation Code; and (iv) for any transaction from which a Director derived an improper personal benefit.

      IN WITNESS WHEREOF, Piedmont Laboratories, Inc. has caused this Restated Articles of Incorporation to be signed and attested by its duly authorized officers, this 1st day of July, 1988.

                              PIEDMONT LABORATORIES, INC.


                              By:  /s/   Samuel D. Garretson
                                 -------------------------------
                                        Samuel D. Garretson
                                             President

      The undersigned, the Secretary of the corporation does hereby attest that Samuel D. Garretson is the duly elected, qualified and acting President of the corporation and that as President, he is authorized to execute the Restated Articles of Incorporation on behalf of the corporation, that the execution of the Restated Articles of Incorporation, on behalf of the corporation, has been duly authorized by the unanimous written consent of the shareholders and the Board of Directors of the corporation, and that the signature set forth above is his genuine signature.


By:  /s/   Carl H. Trieshmann
     -----------------------------
         Carl H. Trieshmann
             Secretary